Exhibit 99.1

5711 S 86TH Circle
PO Box 27347 • Omaha NE 68127-0347
Executive Office: (402) 596-8900 • Fax (402) 537-6104
Internet: www.infoUSA.com
FOR IMMEDIATE RELEASE
April 9, 2008
CONTACT:
VIN GUPTA – CHAIRMAN & CHIEF EXECUTIVE OFFICER
Phone: (402) 596-8900 · Fax: (402) 339-0265
E-Mail: ir@infousa.com
STORMY DEAN – CHIEF FINANCIAL OFFICER
Phone: (402) 593-4500 · Fax: (402) 537-6104
E-Mail: ir@infousa.com
infoUSA Reports Preliminary Unaudited Selected
Financial and Operating Data for First Quarter 2008
(OMAHA, NE) — infoUSA (NASDAQ: IUSA), the leading provider of proprietary business and consumer databases, sales leads, direct marketing, and email marketing, today reported preliminary unaudited selected financial and operating data for the first quarter ended March 31, 2008.
These financial results and operating data are preliminary. As previously announced, effective December 24, 2007, the Board of Directors of infoUSA formed a Special Litigation Committee in response to the consolidated complaint In re infoUSA, Inc. Shareholders Litigation, Consol. Civil Action No. 1956-CC (Del. Ch.), and a related informal investigation by the Securities and Exchange Commission (“SEC”). In light of the ongoing investigation, infoUSA was unable to file its Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”) by the SEC’s filing deadline. The Company intends to file its 2007 Form 10-K as soon as practicable after the completion of the Special Litigation Committee’s review. The Company currently expects that it also will not be able to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 by the SEC filing deadline.
Financial Highlights and Operating Data
The following preliminary data are presented in round numbers:

	1Q 2008		1Q 2007
Revenue	$191 Million		$158 Million
EBITDA	$ 27 Million	*	$ 24 Million
Earnings Per Share	$0.13		$0.11

*	Includes $2.9 million in legal expenses related to the Shareholder Lawsuit and related investigation.
All results and operating data reported today are presented without taking into account any adjustments to either current or previously reported results that may be required in connection with the pending Special Litigation Committee review and should be considered preliminary until the Company files its quarterly report on Form 10-Q for the quarter ended March 31, 2008.

Based on 2008 first quarter results we estimate revenue for 2008 to be in the range of $750 million to $760 million and EBITDA to be in the range of $120 million to $130 million.
Non-GAAP Information
In addition to disclosing results determined in accordance with generally accepted accounting principles, or GAAP, infoUSA also discloses earnings before interest expense, income taxes and depreciation and amortization, or EBITDA, which is a non-GAAP measure. Management believes EBITDA provides useful supplemental information to management and investors because management uses this information internally for evaluating the aggregate performance of the Company’s operating businesses. In addition, EBITDA is commonly used as an analytical indicator within infoUSA’s industry and is a component of the Company’s financial covenant calculations under its credit facilities, subject to certain adjustments. All companies do not calculate EBITDA in the same manner and infoUSA’s presentation may not be comparable to those presented by other companies.
EBITDA should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of infoUSA’s profitability or liquidity.
Earnings Conference Call
In light of the delay in filing the Company’s 2007 Form 10-K, management will not host a conference call this quarter.
About infoUSA
 infoUSA (www.infoUSA.com), founded in 1972, is the leading provider of business and consumer databases for sales leads & mailing lists, database marketing services, data processing services and sales and marketing solutions. Content is the essential ingredient in every marketing program, and infoUSA has the most comprehensive data in the industry, and is the only company to own 12 proprietary databases under one roof. The infoUSA database powers the directory services of the top Internet traffic-generating sites. Nearly 4 million customers use infoUSA’s products and services to find new customers, grow their sales, and for other direct marketing, telemarketing, customer analysis and credit reference purposes. infoUSA headquarters are located at 5711 S. 86th Circle, Omaha, NE 68127 and can be contacted at (402) 593-4500. To know more about Sales Leads, click www.infousa.com. To get a 72-hour free trial and 100 free sales leads, click www.salesgenie.com.
Statements in this announcement other than historical data and information constitute forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, but are not limited to, recent changes in senior management, the successful integration of recent and future acquisitions, fluctuations in operating results, failure to successfully carry out our Internet strategy or to grow our Internet revenue, effects of leverage, changes in technology and increased competition. More information about potential factors that could affect the company’s business and financial results is included in the company’s filings with the Securities and Exchange Commission.